EXHIBIT 10.30

EXTENSION OF TIME FOR
CONVERTIBLE SECURED PROMISSORY NOTE DATED JULY 16, 2015

Whereas, this Extension of Time for Convertible Secured Promissory Note dated July 16, 2015 (this “Extension”) between Hydrocarb Energy Corporation, (the “Company”) that executed a Convertible Secured Promissory Note (the “Promissory Note” as a copy attached hereto as “Exhibit A”) in favor of Duma Holdings, LLC, a Texas limited liability company (the “Holder”) that was effective as of July 16, 2015 and the fact that such Promissory Note carries the following basic terms among others:

Face Value:	$350,000
Annual Interest Rate:	15%
Accrued interest through 11/30/2015:	$19,705
Original Maturity Date:	11/30/2015 and,

Whereas, the Company and Holder collectively herein will be referred to individually as a “Party” and collectively as the “Parties”; and

Whereas it is the mutual desire of the Parties to extend the maturity date of The Promissory Note for up to a total of up to six months from the original maturity date, or to May 31, 2016; and

So Now Therefore the parties agree as evidenced by the signatures hereunder that:
1.	FIRST EXTENSION. All the terms other than the Maturity Date of November 30, 2015 which shall now be extended to February 29, 2016, shall remain the same. The consideration for the first extension to be paid upon signature of this Extension shall be:
a.	Cash payment of Accrued Interest of $19,705 through November 30, 2015.
b.	Cash payment of a $3,500 extension fee.
c.	Upon the signatures hereunder and payments made as specified above, the effective date of the FIRST EXTENSION shall be December 1, 2015.
2.	SECOND EXTENSION. An option of another extension extending the maturity date from February 29, 2016 to May 31, 2016 will be available at the option of the Company by:
a.	Notice to extend 10 days before maturity of FIRST EXTENSION.
b.	Cash payment by the FIRST EXTENSION maturity date of the following:
i.	Accrued Interest (using 15% APR) for the period of December 1, 2015 through February 29, 2016.
ii.	Extension fee of $3,500.

All terms shall remain the same as the Promissory Note including but not limited to:
1)	The same interest rate (15%) will be maintained,
2)	The same stock convertible right and terms to be retained
3)	The same real estate collateral\lien, and personal guarantees to be retained

Agreed:

HYDROCARB ENERGY CORPORATION	DUMA HOLDINGS, LLC

/s/ Kent P. Watts	/s/ Brent Sagissor
Name: Kent P. Watts	Name:	Brent Sagissor
Title: Chief Executive Officer	Title: Manager

Agreed:
/s/ Michael E. Watts
Michael E. Watts

/s/ Kent P. Watts
Kent P. Watts